Exhibit 99.1

Affinion Group

For Immediate Release	Contact:

	Tom Williams	(203) 956-8836
Chief Financial Officer

	James Hart	(203) 956-8746
Investor Relations

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER ENDED

SEPTEMBER 30, 2007—ADJUSTED EBITDA OF $79.4 MILLION, MAKES $25 MILLION DEBT PREPAYMENT, ITS NINTH VOLUNTARY PREPAYMENT, AND REAFFIRMS ITS 2007 ADJUSTED EBITDA GUIDANCE

NORWALK, Connecticut – November 13, 2007 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, today announced its financial results for the three and nine month periods ended September 30, 2007.

On October 17, 2005, Affinion Group Inc. completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor were acquired by Affinion in the Transactions.

The information presented below is a comparison of the unaudited consolidated results of operations for the three and nine month periods ended September 30, 2007 to the unaudited consolidated results of operations for the three and nine month periods ended September 30, 2006.

Purchase accounting adjustments made in 2005 as a result of the Transactions had a significant impact on Affinion’s results of operations for the three and nine month periods ended September 30, 2007 and 2006. For example, because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions were less than they otherwise would have been, with the majority of the impact of the purchase accounting adjustments recognized in 2005 and 2006 and declining in future periods. The effect of purchase accounting adjustments in Affinion’s results of operations for the three and nine month periods ended September 30, 2007 as compared to the three and nine month periods ended September 30, 2006 was to increase net revenues by $41.7 million and $179.2 million, respectively, and to increase Segment EBITDA by $26.9 million and $115.9 million, respectively.

Results for the Three and Nine Month Periods Ended September 30, 2007

Net revenues for the three and nine month periods ended September 30, 2007 were $330.6 million and $984.4 million, respectively, compared to $291.4 million and $801.6 million, respectively, for the three and nine month periods ended September 30, 2006. The increase in net revenues was primarily attributable to an increase of $41.7 million and $179.2 million for the three and nine month periods ended September 30, 2007, respectively, as compared to the comparable three and nine month periods of the prior year principally due to the decline in the impact of the non-cash reduction in deferred revenue recorded in purchase accounting as part of the Transactions. Net revenues excluding the impact of the Transactions decreased $2.5 million and increased $3.6 million for the three and nine month periods ended September 30, 2007, respectively. The increase in revenue for the nine months ended September 30, 2007 compared to the comparable period of 2006 was primarily the result of higher revenues in International products and Insurance and package products, partially offset by lower Loyalty products and Membership products revenue. The decrease in revenue for the three months ended September 30, 2007 compared to the comparable period of 2006 was primarily the result of lower Loyalty products and Membership products revenue which more than offset higher revenues in International products. International products revenue increased primarily due to new retail and other retail program introductions, growth in the package business and a favorable currency impact. Insurance and package products revenue increased due to the continued increase in net revenue per supplemental insured and lower cost of insurance, partially offset by lower Package revenues primarily due to lower Package members. Loyalty products revenue decreased primarily due to the absence in 2007 of royalty revenue from patent licenses and the impact of contract terminations. Membership products revenue decreased primarily due to a change in certain deal structures. Segment EBITDA for the three and nine month periods ended September 30, 2007 was $75.8 million and $190.8 million, respectively, compared to $45.0 million and $69.0 million for the three and nine month periods ended September 30, 2006, respectively. Segment EBITDA for the three and nine month periods ended September 30, 2007 included a positive variance of $26.9 million and $115.9 million, respectively, of non-cash purchase accounting adjustments, primarily due to the decrease in the impact of the deferred revenue reduction. Segment EBITDA excluding the impact of the Transactions increased $3.9 million and $5.9 million for the three and nine month periods ended September 30, 2007, respectively, primarily due to lower commissions and reduced operating costs, partially offset by an increase in general and administrative expenses, primarily due to higher costs associated with a dividend payment to equity holders in the first quarter of 2007 and higher general expenses.

Adjusted EBITDA (as defined by Note (c) of Table 7) for the three month period ended September 30, 2007 was $79.4 million compared to $82.3 million for the three month period ended September 30, 2006.

Selected Liquidity Data

As part of the financing for the Transactions, Affinion (a) issued $270.0 million principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into new senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005.

At September 30, 2007, Affinion had $302.3 million outstanding under the senior notes (net of discounts and premiums), $680.0 million outstanding under the term loan facility, $351.2 million outstanding under the senior subordinated notes (net of discount), and $98.5 million available under the revolving credit facility (after giving effect to the issuance of $1.5 million of letters of credit). In addition, at September 30, 2007, Affinion had $22.5 million of unrestricted cash on hand.

Voluntary Debt Prepayment

On November 13, 2007, Affinion made a voluntary prepayment of $25.0 million principal amount under the term loan facility. This was Affinion’s ninth voluntary prepayment. Since October 17, 2005, including this prepayment, Affinion has prepaid $205.0 million, or approximately 23.8%, of the term loan.

Guidance

Affinion reaffirms its full year 2007 adjusted EBITDA guidance of $280-$285 million.

Call-In Information

Affinion will hold an informational call to discuss the results for the three and nine month periods ended September 30, 2007 at 11:00 am. (EDT) on Wednesday, November 14, 2007. The conference call will be broadcast live and can be accessed by dialing 1-866-578-5801 (domestic) or 1-617-213-8058 (international) and entering passcode 49720823. Interested parties should call at least ten (10) minutes prior to the call to register. The company will also provide an on-line Web simulcast of its conference call. The Web simulcast will be available on-line by visiting http://www.affiniongroup.com

A telephonic replay of the call will be available through midnight November 17, 2007 by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international) and entering passcode 34571538.

About Affinion

We are a leading global provider of comprehensive marketing services and loyalty programs to many of the largest and most respected companies in the world. We partner with these leading companies to develop customized marketing programs that provide valuable products and services to their end customers using our creative design and product development capabilities. These products and services enable our marketing partners to strengthen their customer relationships, as well as generate significant incremental revenue, generally in the form of commission payments paid by us. We have substantial expertise in deploying various types of media, such as direct mail and the Internet, and bundling unique benefits to offer valuable products and services to the end customers of our marketing partners on a highly targeted basis. We provide credit monitoring and identity-theft resolution, accidental death and dismemberment insurance (“AD&D”), discount travel services, loyalty programs, various checking account and credit card enhancement services and other products and services. We believe we are a market leader in each of our product areas and that our portfolio of products and services is the broadest in the industry. Our scale, combined with our 35 years of experience, unique proprietary database, proven marketing techniques and strong marketing partner relationships, position us to perform well and grow in a variety of market conditions.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2007 and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on Affinion’s travel fulfillment business, termination or expiration of one or more agreements with its affinity partners or a reduction of the marketing of its services by one or more of its affinity partners, the outcome of numerous legal actions, its substantial leverage, costs of developing its own stand-alone systems and transitioning to an independent company, restrictions contained in its debt agreements, its inability to compete effectively and other risks identified and discussed under the caption “Item 1A. Risk Factors” in Affinion’s Annual Report on Form 10-K for the year ended December 31, 2006 and the other periodic reports filed by Affinion with the SEC from time to time.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR SELECTED

BUSINESS SEGMENTS

The following table provides data for selected business segments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Affinion North America
Membership Products:
Retail
Average Members(1) (000’s)	8,011	9,023	8,262	9,248
% Monthly Members	34.8%	36.1%	36.2%	34.3%
% Annual Members	65.2%	63.9%	63.8%	65.7%
Annualized Net Revenue Per Average Member(2)	$74.39	$69.44	$71.31	$66.83
Wholesale
Average Members(1) (000’s)	3,543	3,969	3,652	3,948
Portion for service formerly retail and other (000’s) (3)	2,307	2,109	2,228	2,018
Retail including wholesale formerly retail and other (000’s)	10,318	11,132	10,490	11,266
Global Membership Products:
Retail
Average Members(1) (4) (000’s)	8,236	9,138	8,472	9,324
Annual Net Revenue Per Average Member(2)	$75.42	$69.73	$72.32	$66.98
Average Retail Members including wholesale formerly retail and other(4) (000’s)	10,543	11,247	10,700	11,342
Insurance and Package Products:
Insurance
Average Basic Insured(1) (000’s)	25,535	27,523	26,078	27,916
Average Supplemental Insured (000’s)	5,053	5,337	5,134	5,332
Annualized Net Revenue per Supplemental Insured(2)	$51.49	$48.29	$52.27	$47.58
Package
Average Members(1) (000’s)	6,020	6,763	6,226	6,943
Annualized Net Revenue Per Average Member(2)	$13.53	$13.28	$13.56	$13.53
Affinion International
International Products:
Package
Average Members(1) (000’s)	16,365	15,874	16,433	16,900
Annualized Net Revenue Per Average Package Member(2)	$8.52	$7.23	$8.07	$6.79
Other Retail Membership
Average Members(1) (000’s)	1,900	2,338	2,221	2,336
Annualized Net Revenue Per Average Member(2)	$31.79	$21.12	$25.25	$20.98
New Retail Membership
Average Members(1) (000’s)	225	115	210	76
Annualized Net Revenue Per Average Member(2)	$111.95	$91.94	$112.15	$84.78

(1)

Average Members and Average Basic Insured for the period are each calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period (i.e. quarter or year-to-date). A member’s or insured’s, as applicable, count is removed in the period in which the member or insured, as applicable, has cancelled.

(2)

Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period (i.e. quarter or year-to-date) and dividing it by the average members or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a member or an insured, as applicable, the member’s or insured’s, as applicable, revenues, are no longer recognized in the calculation.

(3)

Certain programs historically offered as retail arrangements are currently offered as wholesale arrangements where the Company receives lower annualized price points and pays no related commission expense. Additionally, more recently, the Company has entered into other relationships with new and existing affinity partners, including arrangements where the affinity partner offers the Company’s membership programs at point of sale retail locations to their customers and the Company receives lower annualized price points and pays no related commission expense.

(4)	Includes International Operations New Retail Average Members.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

(In millions, except share amounts)

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$22.5	$84.3
Restricted cash	30.1	28.8
Receivables (net of allowance for doubtful accounts of $1.7 and $2.4, respectively)	69.5	70.7
Receivables from related parties	12.5	15.5
Profit-sharing receivables from insurance carriers	72.0	59.5
Prepaid commissions	59.1	72.5
Income taxes receivable	—	3.2
Other current assets	36.9	39.4

Total current assets	302.6	373.9
Property and equipment, net	89.7	100.0
Contract rights and list fees, net	66.7	62.0
Goodwill	301.7	300.0
Other intangibles, net	811.9	1,005.5
Other non-current assets	48.2	48.1

Total assets	$1,620.8	$1,889.5

Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$25.2	$50.2
Accounts payable and accrued expenses	275.9	279.3
Payables to related parties	9.1	11.9
Deferred revenue	253.6	272.3
Deferred income taxes	9.6	11.5
Income taxes payable	3.6	—

Total current liabilities	577.0	625.2
Long-term debt	1,308.7	1,358.2
Deferred income taxes	6.0	20.2
Deferred revenue	42.0	27.7
Other long-term liabilities	58.8	44.5

Total liabilities	1,992.5	2,075.8

Minority interests	0.5	0.6

Commitments and contingencies
Stockholder’s Equity (Deficit):
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	348.8	380.9
Accumulated deficit	(732.0)	(574.5)
Accumulated other comprehensive income	11.0	6.7

Total stockholder’s equity (deficit)	(372.2)	(186.9)

Total liabilities and stockholder’s equity (deficit)	$1,620.8	$1,889.5

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net revenues	$330.6	$291.4	$984.4	$801.6

Expenses:
Marketing and commissions	149.3	138.6	452.9	412.2
Operating costs	79.6	81.4	251.2	238.6
General and administrative	25.9	26.4	89.5	81.8
Depreciation and amortization	82.9	106.7	242.1	314.9

Total expenses	337.7	353.1	1,035.7	1,047.5

Loss from operations	(7.1)	(61.7)	(51.3)	(245.9)
Interest income	0.9	1.4	3.6	4.3
Interest expense	(38.7)	(39.3)	(107.7)	(113.7)
Other expense	—	(0.1)	—	(0.1)

Loss before income taxes and minority interests	(44.9)	(99.7)	(155.4)	(355.4)
Income tax (expense) benefit	1.7	1.1	(1.0)	0.7
Minority interests, net of tax	(0.1)	(0.1)	(0.2)	(0.3)

Net loss	$(43.3)	$(98.7)	$(156.6)	$(355.0)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	For the Nine Months Ended
	September 30, 2007	September 30, 2006
Operating Activities
Net loss	$(156.6)	$(355.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	242.1	314.9
Amortization of favorable and unfavorable contracts	(2.2)	2.6
Amortization of debt discount and financing costs	5.0	14.4
Unrealized loss (gain) on interest rate swap	2.2	(1.5)
Stock-based compensation	1.8	7.8
Deferred income taxes	(10.3)	(7.5)
Net change in assets and liabilities:
Restricted cash	(1.1)	(3.4)
Receivables	3.0	(9.0)
Receivables from related parties	3.1	(2.2)
Profit-sharing receivables from insurance carriers	(12.5)	8.6
Prepaid commissions	13.7	(41.5)
Other current assets	3.0	5.5
Contract rights and list fees	(0.9)	(6.9)
Other non-current assets	(5.3)	(4.2)
Accounts payable and accrued expenses	(10.7)	(3.9)
Payables to related parties	(4.9)	1.9
Deferred revenue	(4.6)	165.2
Income taxes receivable and payable	7.4	(1.0)
Other long-term liabilities	(6.9)	(4.3)
Minority interests and other, net	(0.2)	0.5

Net cash provided by operating activities	65.1	81.0

Investing Activities
Capital expenditures	(18.6)	(18.4)
Acquisition-related payment, net of cash acquired	(0.8)	—
Restricted cash	—	2.1

Net cash used in investing activities	(19.4)	(16.3)

Financing Activities
Principal payments on borrowings	(75.1)	(444.0)
Proceeds from borrowings	—	385.7
Deferred financing costs	—	(10.9)
Dividends paid to parent company	(32.1)	—
Distribution to minority shareholder of a subsidiary	(0.4)	—

Net cash used in financing activities	(107.6)	(69.2)

Effect of changes in exchange rates on cash and cash equivalents	0.1	2.4

Net decrease in cash and cash equivalents	(61.8)	(2.1)
Cash and cash equivalents, beginning of period	84.3	113.4

Cash and cash equivalents, end of period	$22.5	$111.3

Supplemental Disclosure of Cash Flow Information:
Interest payments	$80.5	$83.4

Income tax payments	$4.9	$6.3

TABLE 5

AFFINION GROUP, INC.

UNAUDITED COMPARISON OF 2007 TO 2006 RESULTS

(In millions)

The following tables summarize our consolidated results of operations for the three and nine month periods ended September 30, 2007 and 2006.

	For the Three Months Ended
	September 30, 2007	September 30, 2006	Increase (Decrease) Related to the Transactions	Increase (Decrease) Other
Net revenues	$330.6	$291.4	$41.7	$(2.5)

Expenses:
Marketing and commissions	149.3	138.6	10.4	0.3
Operating costs	79.6	81.4	6.8	(8.6)
General and administrative	25.9	26.4	(2.4)	1.9
Depreciation and amortization	82.9	106.7	(29.6)	5.8

Total expenses	337.7	353.1	(14.8)	(0.6)

Loss from operations	(7.1)	(61.7)	56.5	(1.9)
Interest income	0.9	1.4	—	(0.5)
Interest expense	(38.7)	(39.3)	—	0.6
Other expense	—	(0.1)	—	0.1

Loss before income taxes and minority interests	(44.9)	(99.7)	56.5	(1.7)
Income tax (expense) benefit	1.7	1.1	(1.2)	1.8
Minority interests, net of tax	(0.1)	(0.1)	—	—

Net loss	$(43.3)	$(98.7)	$55.3	$0.1

	For the Nine Months Ended
	September 30, 2007	September 30, 2006	Increase (Decrease) Related to the Transactions	Increase (Decrease) Other
Net revenues	$984.4	$801.6	$179.2	$3.6

Expenses:
Marketing and commissions	452.9	412.2	43.5	(2.8)
Operating costs	251.2	238.6	29.9	(17.3)
General and administrative	89.5	81.8	(10.1)	17.8
Depreciation and amortization	242.1	314.9	(84.4)	11.6

Total expenses	1,035.7	1,047.5	(21.1)	9.3

Loss from operations	(51.3)	(245.9)	200.3	(5.7)
Interest income	3.6	4.3	—	(0.7)
Interest expense	(107.7)	(113.7)	—	6.0
Other expense	—	(0.1)	—	0.1

Loss before income taxes and minority interests	(155.4)	(355.4)	200.3	(0.3)
Income tax (expense) benefit	(1.0)	0.7	(3.4)	1.7
Minority interests, net of tax	(0.2)	(0.3)	—	0.1

Net loss	$(156.6)	$(355.0)	$196.9	$1.5

Purchase accounting adjustments made in the Transactions had a significant impact on the Company’s consolidated results of operations in 2007. These entries, which are non-cash in nature, increased net revenues by $41.7 million and $179.2 million and income from operations by $56.5 million and $200.3 million for the three and nine month periods ended September 30, 2007 and 2006, respectively. Because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions are less than they otherwise would have been, and such impact will decline in future periods. Also, the Company recorded a liability in purchase accounting for the fair value of servicing the Company’s members existing at the date of the Transactions for which no revenue will be recognized in the future. Because the liability recorded in purchase accounting is used to offset future servicing costs for such members, the Company’s operating costs are lower for periods following the Transactions than they otherwise would have been. Also, because prepaid commissions were reduced in purchase accounting, marketing and commissions expense for periods following the Transactions are less than they otherwise would have been. The effect of these and other purchase accounting adjustments on the Company’s consolidated results of operations for the three and nine month periods ended September 30, 2007 was to increase net revenues by $41.7 million and $179.2 million, respectively, marketing and commissions expense by $10.4 million and $43.5 million, respectively, and operating costs by $6.8 million and $29.9 million, respectively. Additionally, the Company recorded $29.6 million and $84.4 million less depreciation and amortization expense for the three and nine months ended September 30, 2007, respectively, which positively affected results of operations.

TABLE 6

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net Revenues				Segment EBITDA (1)
	For the Three Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)	For the Three Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)
	2007	2006			2007	2006
Affinion North America
Membership products	$172.6	$145.7	$34.3	$(7.4)	$30.2	$11.3	$21.1	$(2.2)
Insurance and package products	89.3	89.4	0.1	(0.2)	34.5	31.0	0.1	3.4
Loyalty products	14.4	16.1	5.0	(6.7)	5.0	2.5	5.0	(2.5)
Eliminations	(1.3)	(1.8)	—	0.5	—	—	—	—

Total North America	275.0	249.4	39.4	(13.8)	69.7	44.8	26.2	(1.3)
Affinion International products	55.6	42.0	2.3	11.3	6.7	1.4	0.7	4.6

Total products	330.6	291.4	41.7	(2.5)	76.4	46.2	26.9	3.3
Corporate	—	—	—	—	(0.6)	(1.2)	—	0.6

Total	$330.6	$291.4	$41.7	$(2.5)	75.8	45.0	26.9	3.9

Depreciation and amortization					(82.9)	(106.7)	29.6	(5.8)

Loss from operations					$(7.1)	$(61.7)	$56.5	$(1.9)

	Net Revenues				Segment EBITDA (1)
	For the Nine Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)	For the Nine Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)
	2007	2006			2007	2006
Affinion North America
Membership products	$515.1	$371.6	$160.4	$(16.9)	$68.2	$(25.0)	$103.5	$(10.3)
Insurance and package products	275.9	269.3	0.5	6.1	105.4	83.9	0.5	21.0
Loyalty products	40.6	51.4	5.9	(16.7)	11.3	12.9	5.9	(7.5)
Eliminations	(3.7)	(5.1)	—	1.4	—	—	—	—

Total North America	827.9	687.2	166.8	(26.1)	184.9	71.8	109.9	3.2
Affinion International products	156.5	114.4	12.4	29.7	14.8	0.3	6.0	8.5

Total products	984.4	801.6	179.2	3.6	199.7	72.1	115.9	11.7
Corporate	—	—	—	—	(8.9)	(3.1)	—	(5.8)

Total	$984.4	$801.6	$179.2	$3.6	190.8	69.0	115.9	5.9

Depreciation and amortization					(242.1)	(314.9)	84.4	(11.6)

Loss from operations					$(51.3)	$(245.9)	$200.3	$(5.7)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 7 below for a discussion on Segment EBITDA.

TABLE 7

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve month period ended September 30, 2007 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2007	2006	2007	2006
Net cash provided by operating activities	$82.4	$48.0	$56.9	$65.1	$81.0
Interest expense, net	137.8	37.8	37.9	104.1	109.4
Income tax expense (benefit)	8.0	(1.7)	(1.1)	1.0	(0.7)
Amortization of favorable and unfavorable contracts	1.7	0.7	(2.6)	2.2	(2.6)
Amortization of debt discount and financing costs	(6.5)	(2.0)	(1.5)	(5.0)	(14.4)
Unrealized gain (loss) on interest rate swap	(2.0)	(3.2)	(3.9)	(2.2)	1.5
Deferred income taxes	(0.6)	6.2	0.2	10.3	7.5
Changes in assets and liabilities	27.5	(9.6)	(38.2)	16.9	(105.2)
Effect of the Transaction, reorganizations, certain legal costs, and net cost savings (a)	11.7	2.6	33.0	6.0	119.8
Other, net (b)	9.7	0.6	1.6	7.8	4.2

Adjusted EBITDA (c)	$269.7	$79.4	$82.3	$206.2	$200.5

(a)

Effect of the Transactions, reorganizations, certain legal costs and net cost savings – eliminates the effects of the Transactions, prior business reorganizations, non-recurring revenues and gains, legal expenses for certain legal matters, and certain severance costs. See Table 5 for additional information regarding the effect of the Transactions.

(b)

Other, net—represents the elimination of stock-based compensation incurred in connection with the January 2007 special dividend, non-recurring Sarbanes-Oxley implementation costs, a $2 million annual consulting fee paid to Apollo and certain other costs.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

TABLE 7 – cont’d

Set forth below is a reconciliation of our consolidated net loss for the twelve month period ended September 30, 2007 and the three and nine month periods ended September 30, 2007 and 2006 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2007	2006	2007	2006
Net loss	$(239.8)	$(43.3)	$(98.7)	$(156.6)	$(355.0)
Interest expense, net	137.8	37.8	37.9	104.1	109.4
Income tax expense (benefit)	8.0	(1.7)	(1.1)	1.0	(0.7)
Minority interests, net of tax	0.2	0.1	0.1	0.2	0.3
Other income (expense), net	(0.1)	—	0.1	—	0.1
Depreciation and amortization	324.0	82.9	106.7	242.1	314.9
Effect of the Transactions, reorganizations and non-recurring revenues and gains (a)	7.1	1.9	34.5	4.0	124.9
Certain legal costs (b)	2.0	0.3	0.1	0.5	(0.5)
Net cost savings (c)	2.9	0.4	0.5	1.5	1.6
Goodwill impairment (d)	15.5	—	—	—	—
Other, net (e)	12.1	1.0	2.2	9.4	5.5

Adjusted EBITDA(f)	$269.7	$79.4	$82.3	$206.2	$200.5

Interest coverage ratio(g)	2.03
Consolidated leverage ratio(h)	4.88
Fixed charge coverage ratio (i)	2.04

(a)

Effect of the Transactions, reorganizations and non-recurring revenues and gains – eliminates the effects of the Transactions, prior business reorganizations and non-recurring revenues and gains. For the three and nine month periods ended September 30, 2007 and 2006 the amounts relate entirely to the effect of the Transactions. See Table 5 for additional information regarding the effect of the Transactions.

(b)	Certain legal costs—represents legal costs for certain litigation matters.
(c)	Net cost savings—represents: the elimination of costs associated with severance incurred in 2006 and 2007.
(d)	Goodwill impairment—represents the 2006 goodwill impairment charge related to the goodwill ascribed to the Loyalty products business.
(e)	Other, net—represents: (i) net changes in other reserves in 2006 and 2007, (ii) the elimination of stock-based compensation, and (iii) consulting fees paid to Apollo in 2006 and 2007.
(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

The interest coverage ratio is defined in our senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The calculation presented is annualized. The interest coverage ratio must be greater than 1.55 to 1.0 at September 30, 2007.

(h)

The consolidated leverage ratio is defined in our senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.50 to 1.0 at September 30, 2007.

(i)

The fixed charge coverage ratio is defined in the indentures governing our senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in the senior secured credit facility) to fixed charges, as defined).

Set forth below is a reconciliation of our consolidated net loss for the twelve month period ended September 30, 2007 and the three and nine month periods ended September 30, 2007 and 2006 to our Segment EBITDA.

.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2007	2006	2007	2006
Net loss	$(239.8)	$(43.3)	$(98.7)	$(156.6)	$(355.0)
Interest expense, net	137.8	37.8	37.9	104.1	109.4
Income tax expense (benefit)	8.0	(1.7)	(1.1)	1.0	(0.7)
Minority interests, net of tax	0.2	0.1	0.1	0.2	0.3
Other income (expense), net	(0.1)	—	0.1	—	0.1
Depreciation and amortization	324.0	82.9	106.7	242.1	314.9

Segment EBITDA	$230.1	$75.8	$45.0	$190.8	$69.0